EXHIBIT 10.3

DEBT ASSIGNMENT AGREEMENT

THIS AGREEMENT dated for reference June 24, 2014, is made

BETWEEN:

FIRST MAJESTIC SILVER CORP., a company incorporated under the laws of British Columbia with an office at Suite 1805, 925 West Georgia Street, Vancouver, British Columbia

(the “Assignor”)

AND:

MINERA LOS AMOLES, S.A. DE C.V., a company formed under the laws of Mexico with an office at Fanny Anitua 2700, Col. Los Angeles, C.P. 34076, Durango, Dgo.

(the “Assignee”)

AND

SONORA RESOURCES CORP., a corporation existing under the laws of Nevada with an office at 3120 S. Durango, Suite 305, Las Vegas, NV, USA  89117

(the “Debtor”)

WHEREAS:

A.                    The Assignor holds in its favour interest-bearing demand promissory notes dated February 19, 2013, March 15, 2013 and February 5, 2014 (the “Promissory Notes”) in the principal amount of US$300,000.00 payable by the Debtor (the ’Debt”).

B.                    Subject to the terms and conditions set out herein, the Assignor has agreed to sell and assign the Debt to the Assignee for a consideration of US$314,017.84, being the principal amount under the Promissory Notes plus all accrued and unpaid interest thereon.

NOW THEREFORE THE PARTIES TO THIS AGREEMENT covenant and agree with each other as follows:

1.                     ASSIGNMENT

1.1                   Assignment

Effective as of June 17, 2014 (the “Effective Date”), the Assignor absolutely and irrevocably sells, assigns, transfers and sets over to the Assignee all of its right, title, benefit, and interest in and to the Promissory Notes, including any right to any accrued and unpaid interest thereon, to have and to hold the same for the Assignee’s sole use and benefit, and with full power and authority to exercise and enforce any right of the Assignor in respect thereof, including the right to demand, collect, sue for, recover, receive and give receipts for all money payable thereunder and to enforce payment thereof, in the name of the Assignor or the Assignee, as determined from time to time by the Assignee in the Assignee’s sole discretion.  The consideration for such sale, assignment, transfer and set over shall be US$314,017.84, and shall remain due and payable on the terms to be paid down in a separate promissory note to be signed as soon as practicable after the date hereof.

1.2                   Delivery

The Assignor will deliver to the Assignee possession of the Promissory Notes on or before the Effective Date.

1.3                   Acknowledgement by Debtor

The Debtor hereby acknowledges and consents to the assignment of the Promissory Notes referred to in this Agreement.

2.                     REPRESENTATIONS AND WARRANTIES

2.1                   Representations and Warranties of the Assignor

The Assignor represents and warrants to the Assignee and the Debtor that:

(a)

the Assignor owns, legally and beneficially, the Promissory Notes, free and clear of any encumbrances of whatsoever nature and kind, whether registered or registrable or recorded or recordable, and regardless of how created or arising;

(b)	this Agreement has been duly executed and delivered by the Assignor and constitutes a legal, valid and binding obligation of the Assignor enforceable against the Assignor;

(c)	it has the full power and authority to assign the Promissory Notes as contemplated in this Agreement;

(d)	the Promissory Notes are capable of assignment to the Assignee in accordance with applicable legal documents and all consents of third parties required for such assignment, if any, have been obtained;

(e)	there are no collateral agreements, undertakings, declarations or representations, written or verbal, in respect of the Promissory Notes; and

(f)	it has not assigned, transferred, mortgaged or otherwise encumbered its interest in the Promissory Notes to any other person and no person has an option to acquire the same.

2.2                   Representations and Warranties of the Assignee

The Assignee represents and warrants to the Assignor and the Debtor that:

(a)	the Assignee is a resident of or is otherwise subject to the laws of the jurisdiction set out as part of the Assignee’s address on the first page of this Agreement;

(b)

the Assignee has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto, it is duly formed and validly subsisting under the laws of its jurisdiction of formation and all necessary approvals by its directors, members, shareholders and others have been given to authorize the execution of this Agreement on behalf of the Assignee; and

(c)	this Agreement has been duly executed and delivered by the Assignee and constitutes a legal, valid and binding obligation of the Assignee enforceable against the Assignee.

2.3                   Representations, Warranties and Covenants of the Debtor

The Debtor represents, warrants and covenants to the Assignor and the Assignee that it has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize the execution of this Agreement on behalf of the Debtor.

2.4                   Survival of Representations, Warranties and Covenants

The representations, warranties and covenants of the parties under this Agreement will survive the execution and delivery of this Agreement and will continue in full force and effect.

3.                     MISCELLANEOUS

3.1                   Governing Law

This Agreement and all matters arising hereunder will be governed by and construed in accordance with the laws of British Columbia, which will be deemed to be the proper law hereof, and the courts of British Columbia will have the non-exclusive jurisdiction to entertain and determine all claims and disputes arising out of or in any way connected with this Agreement and the validity, existence and enforceability hereof.

3.2                   No Waiver

No failure or delay on the part of any party hereto in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as may be limited herein, any party hereto may, in its sole discretion, exercise any and all rights, powers, remedies and recourses available to it under this Agreement or any other remedy available to it and such rights, powers, remedies and recourses may be exercised concurrently or individually without the necessity of making any election.

3.3                   Further Assurances

Each of the parties hereto will at all times and from time to time and upon reasonable request do, execute and deliver all further assurances, acts and documents for the purpose of evidencing and giving full force and effect to the covenants, agreements and provisions in this Agreement.

3.4                   Notices

Any demand or notice which may be given pursuant to this Agreement will be in writing and delivered to the parties at their addresses set out above or at such other address as either party may specify in writing to the other.

3.5                   Binding Effect

This Agreement will ensure to the benefit of and be binding upon the heirs, executors, administrators, legal representatives, successors and permitted assigns of the parties, as applicable.

3.6                   Time

Time is of essence in this Agreement.

3.7                   Counterparts and Execution by Electronic Means

This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, and all such counterparts shall together constitute one and the same instrument and a signed counterpart delivered by facsimile or other electronic means shall be considered as valid as an original counterpart.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

FIRST MAJESTIC SILVER CORP.

By:

/s/ Keith Neumeyer

Authorized Signatory

MINERA LOS AMOLES, S.A. DE C.V.

By:

/s/ Mr. Córdoba

Authorized Signatory

SONORA RESOURCES CORP.

By:

/s/ Juan Miguel Ríos Gutiérrez

Authorized Signatory